WARRANT TO PURCHASE COMMON STOCK

THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED TO ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

Warrant -No. 2019-001	Warrant to Purchase 200,000 Shares
Issue Date: March 28, 2019	of Common Stock

WARRANT TO PURCHASE

COMMON STOCK

OF

Celsion Corporation

(A DELAWARE CORPORATION)

Celsion Corporation, a Delaware corporation (the “Company”), for value received, hereby certifies that EGWU, Inc. or its registered assigns (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after March 28, 2019 (the “Initial Exercise Date”) until this Warrant is exercised in full (the “Termination Date”), to purchase from the Company, 200,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), at a purchase price per share of Common Stock of $0.01 per share (the “Exercise Price”).

This Warrant to Purchase Common Stock (this “Warrant”) is one of a series of warrants (collectively, the “Warrants”). The terms of the Warrants (including this Warrant) are and will be identical except as to the name of the Holder thereof, the number of shares of Common Stock exercisable by such holder and the date of issuance thereof.

1. Exercise.

1.1. Manner of Exercise; Payment in Cash. This Warrant may be exercised by the Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by the Holder, at the principal office of the Company, or at such other place as the Company may designate, accompanied by payment in full of the Exercise Price payable in respect of the number of shares of Common Stock purchased upon such exercise. Payment of the Exercise Price shall be in cash or by certified or official bank check payable to the order of the Company.

1.2. Effectiveness. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1 above. At such time, the person or persons in whose name or names any certificates for Common Stock shall be issuable upon such exercise as provided in Section 1.3 below shall be deemed to have become the holder or holders of record of the Common Stock represented by such certificates.

1.3. Delivery of Certificates. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within thirty (30) business days thereafter, the Company at its sole expense will cause to be issued in the name of, and delivered to, the Holder, or, subject to the terms and conditions hereof, as such Holder may direct:

(a) a certificate or certificates for the number of full shares of Common Stock to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount determined pursuant to Section 1.4 hereof, and

(b) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (without giving effect to any adjustment therein) equal to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1.1 above.

1.4. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares but shall make an adjustment therefor in cash on the basis of the fair market value of a share of such Common Stock determined pursuant to Section 1.5(c) herein.

1.5. Right to Convert Warrant into Stock: Net Issuance.

(a) Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion thereof (the “Conversion Right”), when exercisable, into shares of Common Stock as provided in this Section 1.5. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing (X) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection (b) hereof), which value shall be determined by subtracting (A) the aggregate Exercise Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date by (Y) the fair market value of one share of Common Stock on the Conversion Date for which the Warrant is exercised.

Expressed as a formula, such conversion shall be computed as follows:

N = B-A

Y

where:	N = the number of shares of Common Stock that may be issued to Holder

Y = the fair market value (FMV) of one share of such Common Stock

A = the aggregate Warrant Price (Converted Warrant Shares x Exercise Price)

B = the aggregate FMV (i.e., FMV x Converted Warrant Shares)

No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share of the Conversion Date.

(b) Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant, when exercisable, at the principal office of the Company together with the Purchase Form in the form attached hereto duly completed and executed and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 1.5(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the “Conversion Date”), and, at the election of the Holder hereof, may be made contingent upon the occurrence of any of the events specified in Section 2. Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new Warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the Holder within thirty (30) days following the Conversion Date.

(c) Determination of Fair Market Value. For purposes of this Section 1.5, “fair market value” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean:

(i) If the Conversion Right is exercised in connection with and contingent upon a public offering, and if the Company’s Registration Statement relating to such public offering (“Registration Statement”) has been declared effective by the Securities and Exchange Commission, then the initial “Price to Public” of a share of Common Stock specified in the final prospectus with respect to such offering.

(ii) If the Conversion Right is not exercised in connection with and contingent upon a public offering, then as follows:

(1)	if traded on a securities exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five-day period ending one business day prior to the Determination Date or, if less, such number of days as the Common Stock has been traded on such exchange;

(2)	if traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the five-day period ending one business day prior to the Determination Date or, if less, such number of days as the Common Stock has been traded over-the-counter; and

(3)	if there is no public market for the Company’s Common Stock, then fair market value of a share of such Common Stock shall be determined in good faith by the Board of Directors of the Company.

2. Certain Adjustments.

2.1. Changes in Common Stock. If the Company shall (i) combine the outstanding shares of Common Stock into a lesser number of shares, (ii) subdivide the outstanding shares of Common Stock into a greater number of shares, or (iii) issue additional shares of Common Stock as a dividend or other distribution with respect to the Common Stock, the number of shares of Common Stock to be issued pursuant to the terms of this Warrant shall be equal to the number of shares which the Holder would have been entitled to receive after the happening of any of the events described above if such shares had been issued immediately prior to the happening of such event, such adjustment to become effective concurrently with the effectiveness of such event. The Exercise Price in effect immediately prior to any such combination of Common Stock shall, upon the effectiveness of such combination, be proportionately increased. The Exercise Price in effect immediately prior to any such subdivision of Common Stock or at the record date of such dividend shall upon the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced.

2.2. Reorganizations and Reclassifications. If there shall occur any capital reorganization or reclassification of its Common Stock (other than a change in par value or a subdivision or combination as provided for in Section 2.1), then, as part of any such reorganization or reclassification, lawful provision shall be made so that the Holder shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization or reclassification, such Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Exercise Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

2.3. Merger, Consolidation or Sale of Assets. Subject to the provisions of this Section 2, if there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company or the acquisition by the Company of other businesses where the Company survives as a going concern), or the sale of all or substantially all of the Company’s capital stock or assets to any other person, then as a part of such transaction, provision shall be made so that the Holder shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Holder would have been entitled if the Holder had exercised its rights pursuant to the Warrant immediately prior thereto. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 2 to the end that the provisions of this Section 2 shall be applicable after that event in as nearly equivalent a manner as may be practicable. Upon the closing of any transaction pursuant to this Section 2.3, this Warrant shall terminate. The Company shall provide the Holder with at least five (5) days’ written notice prior to closing thereof of the terms and conditions of any transaction or transactions contemplated by this Section 2.3 (to the extent the Company has notice thereof).

2.4. Statement of Adjustment. Whenever the Exercise Price or the Common Stock to be issued hereunder shall be adjusted as provided in this Section 2, the Company shall forthwith file with the Secretary of the Company or at such other place as shall be designated by the Company, a statement, signed by its chief financial officer, showing in detail the facts requiring such adjustment, the Exercise Price in effect before and after such adjustment and the kind and amount of shares of capital stock, securities or other property thereafter to be received upon the exercise of this Warrant.

3. Reservation of Stock. The Company will, at the time this Warrant becomes exercisable, reserve and keep available such shares of Common Stock necessary for full exercise hereof.

4. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

5. Transferability. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Holder of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

6. No Impairment. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrant against impairment due to such event. Without limiting the generality of the foregoing, the Company (a) will not increase the value assigned to any shares of Common Stock receivable on the exercise of the Warrant above the amount payable therefor on such exercise, (b) will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all of the Warrants from time to time outstanding, and (c) will not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company (if the Company is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all the terms of this Warrant.

7. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

8. Waivers and Modifications. Any term or provision of this Warrant may be amended or modified, and any term or provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Holder. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

9. Headings. The headings in this Warrant are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Warrant.

10. Governing Law. This Warrant will be governed by and construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

IN WITNESS WHEREOF, Celsion Corporation caused this Warrant to be executed by an officer thereunto duly authorized.

Celsion Corporation

By:
Name:
Title:

Address:

997 Lenox Drive

Suite 100

Lawrenceville, NJ 0864

EXHIBIT A

PURCHASE FORM

To:	Celsion Corporation
997 Lenox Drive, Suite 100
Lawrenceville, NJ 0864

The undersigned pursuant to the provisions set forth in the attached Warrant No. 2019-001, hereby irrevocably elects to (check one):

_____	(A) purchase ________ shares of Common Stock, par value $0.01 per share, of Celsion Corporation (the “Common Stock”), covered by such Warrant and herewith makes payment of $________, representing the full exercise price for such shares at the price per share provided for in such Warrant; or

_____	(B) convert ________ Converted Warrant Shares into that number of shares of fully paid and nonassessable shares of Common Stock, determined pursuant to the provisions of Section 1.5 of the Warrant.

The shares of Common Stock for which the Warrant may be exercised or converted shall be known herein as the “Warrant Stock.”

The undersigned is aware that the Warrant Stock has not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The undersigned understands that reliance by the Company on exemptions under the Securities Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Purchase Form.

The undersigned represents and warrants that (1) it has been furnished with all information which it deems necessary to evaluate the merits and risks of the purchase of the Warrant Stock, (2) it has had the opportunity to ask questions concerning the Warrant Stock and the Company and all questions posed have been answered to its satisfaction, (3) it has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Warrant Stock and the Company and (4) it has such knowledge and experience in financial and business matters that it is able to evaluate the merits and risks of purchasing the Warrant Stock and to make an informed investment decision relating thereto.

The undersigned hereby represents and warrant that it is purchasing the Warrant Stock for its own account for investment and not with a view to the sale or distribution of all or any part of the Warrant Stock.

The undersigned understands that because the Warrant Stock has not been registered under the Securities Act, it must continue to bear the economic risk of the investment for an indefinite period of time and the Warrant Stock cannot be sold unless it is subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

The undersigned agrees that it will in no event sell or distribute or otherwise dispose of all or any part of the Warrant Stock unless (1) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Warrant Stock, or (2) the Company receives an opinion satisfactory to the Company of the undersigned’s legal counsel stating that such transaction is exempt from registration. The undersigned consents to the placing of a legend on its certificate for the Warrant Stock stating that the Warrant Stock has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Warrant Stock until the Warrant Stock may be legally resold or distributed without restriction.

The undersigned has considered the federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Warrant Stock.

By:

Date: